EXHIBIT 23.3
                                 ------------


            Consent of Hein + Associates LLP, Independent Auditors

 We consent to the incorporation by reference in this Registration Statement pertaining to the 401(K) Profit Sharing Plan of First Cash Financial Services, Inc. of our report dated April 25, 2003, with respect to the financial statements and schedule of First Cash 401(K) Profit Sharing Plan included in the Annual Report on Form 11-K for the year ended December 31, 2002.

 /s/ Hein + Associates LLP
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 Dallas, Texas
 July 7, 2003